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                                                                     EXHIBIT 3.5

                               State of Delaware

                        Office of the Secretary of State


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MEDAPHIS CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JULY, A.D. 1997, AT 12 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                                           /s/ Edward J. Freel
                         [SEAL]            -----------------------------------
                                           Edward J. Freel, Secretary of State


                                           AUTHENTICATION: 8581042
                                                     DATE: 07-29-97
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                          CERTIFICATE OF AMENDMENT OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                            OF MEDAPHIS CORPORATION


         Medaphis Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1.  The amendment (the "Amendment") is as set forth below:

                 a. The first sentence of Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation is deleted and replaced with the following:

                 "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 220,600,000, consisting of 200,000,000 shares of Common Stock, $.01 par value (herein called "Common Stock"), 600,000 shares of Non-Voting Common Stock, $.01 par value (herein called "Non-Voting Common Stock"), and 20,000,000 shares of Preferred Stock, no par value (herein called "Preferred Stock")."

                 b. Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation is further amended by inserting the following new Section II at the end of Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation:

                                      "II.

                                PREFERRED STOCK

                 1. Issuance. The Preferred Stock may be issued, from time to time, in one or more series, each of such series to have such voting powers, full or limited or no voting powers, and such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions with respect thereto as are stated and expressed herein, in any amendment or amendments to the Amended and Restated Certificate of Incorporation, or in any resolution or resolutions establishing such series as are adopted by the Board of Directors as hereinafter provided, and as are acknowledged, filed and recorded in accordance with the laws of the State of Delaware and as are not inconsistent with this Article Fourth or any other provision of this Amended and Restated Certificate of Incorporation.

                 2. Rights, Designations and Preferences.  Authority is
         hereby expressly granted to the Board of Directors, subject to the provisions of this Article Fourth, to authorize the issuance of one or more series of Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as the Board of
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         Directors may determine, including without limitation the foregoing, to fix by resolution or resolutions providing for the issuance of each such series:

                                  (a) The distinctive designation of such
                          series and the number of shares which shall constitute such series;

                                  (b) The amount of the consideration to be
                          received for the shares of such series which shall be capital;

                                  (c) The cumulative or noncumulative nature of
                          the dividend to be paid;

                                  (d) The dividend rate or rates to which such
                          shares shall be entitled and the restrictions, limitations, and conditions upon the payment of such dividends, the date or dates from which such dividends, if declared, shall be payable;

                                  (e) Whether or not the shares of such series
                          shall be redeemable; the limitations and restrictions with respect to such redemptions (including whether or not the shares of such series shall be redeemable at the option of either the holder or the Corporation or upon the happening of a specified event); the manner of selecting shares of such series for redemption if less than all the shares are to be redeemed; the amount, if any, in addition to any accrued dividends thereon which the holder of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates, may be subject to adjustment and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed; and whether or not the shares of such series, if redeemable, shall be redeemable for cash, property or rights, including securities of any other corporation;

                                  (f) The amount which the holders of shares of
                          such series may be entitled to receive in addition to any accumulated dividends upon the voluntary or involuntary liquidation or dissolution of the Corporation, which amount may vary depending upon whether such liquidation or dissolution is voluntary or involuntary and, if voluntary, may vary at different dates; provided, however, that the merger or consolidation of the Corporation or a sale, lease or conveyance of all or part of the assets of the Corporation shall not be deemed a liquidation or dissolution;

                                  (g) Whether or not the shares of such series
                          shall be subject to the operation of a purchase, retirement, or sinking fund, and if so, whether such purchase, retirement or sinking fund shall be cumulative or noncumulative, and the extent to and the manner in which such funds shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation of said fund or funds;



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                                  (h) Whether or not the shares of such series
                          shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                                  (i) The voting rights, if any, of such
                          series, but not to exceed one vote per share, and whether such voting rights shall be contingent upon the happening of a specified event and whether such voting rights shall cease upon the happening of a specified event; and

                                  (j) Any other preferences and relative,
                          participating, optional, or other special rights, and qualifications, limitations or restrictions thereof not inconsistent with this Article Fourth or any other provision of this Amended and Restated Certificate of Incorporation.

                          3. Additional Authority of Board of Directors.  The
                 Board of Directors also shall have authority to change the designation of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established series of Preferred Stock, no share of which has been issued, and further, the Board shall have authority to increase or decrease the number of shares of any series previously determined by it (provided, however, that the number of shares of any series shall not be decreased to a number less than that of the shares of that series then outstanding).

                          4. Series.  All shares of any one series of Preferred
                 Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the provisions of this Section II of this Article Fourth.

                          5. Issued and Reacquired Shares.  Shares of Preferred
                 Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which the Corporation elects to hold as treasury shares) shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part (provided the terms of such series do not prohibit such reissue) or as part of a new series of Preferred Stock to be established as provided in this Section II of this Article Fourth or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

                          6. Voting Rights.  (a) So long as any of the
                 Preferred Stock is outstanding, the holders of the outstanding shares of Preferred Stock, if any, shall be entitled to vote as a class upon any proposed amendment to the Amended and Restated Certificate of Incorporation, whether or not entitled to vote thereon by the provisions of this Article Fourth and the resolutions





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                 adopted by the Board of Directors hereunder, if the amendment would increase or decrease the aggregate number of authorized shares of Preferred Stock, increase or decrease the par value of such shares, or alter or change the powers, preferences, or special rights of the shares of Preferred Stock so as to affect them adversely. If any proposed amendment to the Amended and Restated Certificate of Incorporation would alter or change the powers, preferences or special rights of one or more series of the Preferred Stock so as to affect them adversely, but shall not so affect the entire class of Preferred Stock, then only the shares of the one or more series so affected by the amendment shall be entitled to vote thereon and such voting shall be accomplished as if such one or more series constituted a separate class of Preferred Stock.

                          (b) Any amendment with respect to which the vote
                 required by this paragraph 6 shall be given may be made effective by the filing of an appropriate certificate of amendment of the Corporation's Amended and Restated Certificate of Incorporation without obtaining the vote of the holders of the Common Stock of the Corporation, and the holders of the Common Stock shall have no right to vote thereon, unless the action to be taken would adversely affect the preferences, rights, or powers of such class of Common Stock or the holders thereof; and provided further that any vote required concerning a given series of the Preferred Stock may be given and made effective by filing an appropriate amendment of the Corporation's Amended and Restated Certificate of Incorporation without obtaining a vote of the holders of any other series of Preferred Stock or of the holders of the Common Stock of the Corporation and the holders of such shares shall have no right to vote thereon, unless the action to be taken would adversely affect the preferences, rights, or powers of such other series of Preferred Stock or the Common Stock, as the case may be.

                          7. Dividends; Rank.  For the purpose of this Section
                 II of this Article Fourth and of any resolution or resolutions adopted by the Board of Directors establishing any series of Preferred Stock and acknowledged, filed and recorded in accordance with the laws of the State of Delaware (unless otherwise provided in any such amendment or certificate):

                                  (a) The amount of dividends "accumulated" on
                          any share of Preferred Stock or any series as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accumulated" on any share of Preferred Stock or any series as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus any amount equivalent to the pro rata portion of a dividend at the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made.





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                                  (b) Any class or classes of stock of the
                          Corporation shall be deemed to rank:

                                        (i) prior to the Preferred Stock either
                                  as to dividends or upon liquidation if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation or dissolution, as the case may be, in preference or priority to the holders of the Preferred Stock;

                                        (ii) on a parity with the Preferred
                                  Stock either as to dividends or upon
                                  liquidation whether or not the dividend
                                  rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation or dissolution, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preferences or priority one over the other with respect to the holders of the Preferred Stock; and

                                        (iii) junior to the Preferred Stock
                                  either as to dividends or upon liquidation if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation or dissolution, as the case may be.

                                  8. Priority Over Common Stock.  So long as
                          the shares of Preferred Stock shall be outstanding, the Common Stock shall be deemed to rank junior to the Preferred Stock as to dividends and upon liquidation."

         2. The Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         3. The undersigned officer of the Corporation hereby acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed to this Certificate and has caused this Certificate to be signed this 9th day of July, 1997.



                                      By: /s/ David E. McDowell
                                          ------------------------------------
                                          David E. McDowell
                                          Chairman and Chief Executive Officer





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